UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 15, 2011

Morton’s Restaurant Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-12692	13-3490149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 North LaSalle Street, Suite 500

Chicago, Illinois 60654

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (312) 923-0030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On December 15, 2011, Morton’s Restaurant Group, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Fertitta Morton’s Restaurants, Inc., a Delaware corporation (“Parent”), Fertitta Morton’s Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), Fertitta Entertainment, Inc., a Texas corporation (“FEI”) and Claim Jumper Acquisition Company, LLC, a Nevada limited liability company (“CJAC”). Parent is a newly-formed holding company of CJAC and an indirect wholly-owned subsidiary of FEI.

Under the terms of the Merger Agreement, Purchaser will commence a tender offer (the “Offer”) to purchase all of the Company’s outstanding shares of common stock, par value $0.01 per share (“Common Stock”) at a purchase price of $6.90 per share, net to seller in cash without interest thereon and less any required withholding tax (such tender offer, the “Offer” and such purchase price, the “Offer Price”). The Merger Agreement provides that the Offer will expire 20 business days following the commencement of the Offer, subject to certain extension rights and obligations set forth in the Merger Agreement, provided that the Purchaser shall not be required to extend the expiration date of the Offer beyond April 16, 2012.

The Offer is conditioned upon, among other things, there being validly tendered in the Offer shares of Common Stock that, together with shares of Common Stock owned by Parent, Purchaser or any of their respective affiliates (the “Parent Group”), represent a majority of the issued and outstanding Common Stock (the “Minimum Tender Condition”). The Offer is also subject to certain other conditions, including (i) that certain representations and warranties of the Company set forth in the Merger Agreement are true and correct as of the expiration of the Offer; (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (iii) the Company shall have complied with in all material respects its obligations under the Merger Agreement; (iv) the absence of certain legal impediments; (v) that no change, circumstance or event has occurred or would reasonably be expected to occur that would have a material adverse effect on the Company; and (vi) other customary closing conditions.

Each holder of a restricted share of Common Stock shall have the right to tender such shares in the offer. Each share of Series A Preferred Stock issued and outstanding immediately prior to the time when the Merger becomes effective shall be converted into the right to receive $5.00 in cash. The Company expects to redeem all of the outstanding Series A Preferred Stock at a price of $5.00 in cash prior to the time when the Merger becomes effective.

The Merger Agreement provides, among other things, that following the consummation of the Offer and subject to the terms and conditions set forth in the Merger Agreement, Purchaser will merge with and into the Company (the “Merger”). As a result of the Merger, each issued and outstanding share of Common Stock (other than shares of Common Stock held by Parent, Purchaser or any other subsidiary of Parent, held in the Company’s treasury or by a subsidiary of Company, or held by stockholders who are entitled to assert, and who properly assert, dissenters’ rights) that is not tendered pursuant to the Offer will be converted into the right to receive an amount in cash equal to the Offer Price, without interest. Following the effective time of the Merger, the separate corporate existence of Purchaser shall cease, and the Company shall continue as the surviving corporation in the Merger. The closing of the Merger is subject to approval of the Merger by the holders of a majority of the Common Stock; however, the parties have agreed that if, after the purchase of the Common Stock pursuant to the Offer and after giving effect to any shares purchased pursuant to the Merger Agreement provision described in the next paragraph, Parent, Purchaser or their respective affiliates own at least 90% of the outstanding Common Stock, then, following the satisfaction or waiver of the other conditions to the closing of the Merger, Parent shall execute a “short-form” Merger pursuant to applicable Delaware General Corporation Law, which will not require the consent of the Company’s stockholders. The Merger is also conditioned upon the absence of certain legal restraints and the acceptance of payment by Purchaser of all the shares of Common Stock validly tendered pursuant to the Offer.

Pursuant to the Merger Agreement, if the Minimum Tender Condition is satisfied but the 90% threshold referred to in the preceding paragraph is not, the Company shall issue to Purchaser, and Purchaser shall purchase (the “Top-Up”), at a price per share equal to the Offer Price, up to a number of newly issued, fully paid and nonassessable shares of Common Stock (the “Top-Up Shares”) that, when added to the number of shares of Common Stock owned by Parent, Purchaser or their respective affiliates at the time of the closing of the purchase of Top-Up Shares (after giving effect to the closing of the Offer), shall constitute one share more than 90% (determined on a fully diluted basis) of the shares of the Common Stock outstanding immediately after the issuance of the Top-Up Shares; provided, however, that the Top-Up shall not be exercisable (i) if any law or judgment then in effect shall prohibit the exercise of the Top-Up option or the delivery of the Top-Up Shares and (ii) unless Parent or Purchaser has accepted for payment all shares of the Common Stock validly tendered in the Offer and not withdrawn.

Pursuant to the Merger Agreement, CJAC has agreed to guarantee to the Company (i) all payments required to be made to the Company, any shareholder of the Company, or any third party by or on behalf of Parent or Purchaser, pursuant to the Merger Agreement, and (ii) all payments required to be made to the Company by or on behalf of either Parent or Purchaser, as applicable, arising from any claim made by the Company or any shareholder of the Company with respect to any breach of the terms and conditions of the Merger Agreement. Pursuant to the Merger Agreement, FEI has agreed to eliminate certain obligations of CJAC as provided in the agreement.

The Company has made customary representations and warranties and covenants in the Merger Agreement, including, among other things, covenants not to solicit alternative transactions or to provide information or enter into discussions in connection with alternative transactions, except with respect to discussions or negotiations with persons related to bona fide, unsolicited written acquisition proposals, and subject to certain limited exceptions to permit the Company’s board of directors to comply with its fiduciary duties.

If, after acceptance for payment by Purchaser of shares of Common Stock pursuant to the Offer, the adoption of the Merger Agreement by the Company’s stockholders is required by law, Parent shall be entitled to designate the number of directors on the Company’s board of directors that equals the product of (i) the total number of directors on the Company’s board of directors, and (ii) the percentage that the number of shares of Common Stock beneficially owned by Parent and/or Purchaser including shares of Common Stock which have been accepted for payment pursuant to the Offer bears to the total number of shares of Common Stock outstanding (determined on a fully-diluted basis); provided, however, that prior to the effective time of the Merger the Company’s board of directors shall always have at least three members of the Company’s board of directors who were members of the Company’s board of directors as of the date of the Merger Agreement and who are independent (“Continuing Directors”) and until the effective time of the merger, the approval of a majority of the Continuing Directors shall be required to authorize the Company to, among other things: (i) any amendment or termination of the Merger Agreement by the Company requiring action by the Company board of directors, (ii) any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or Purchaser or (iii) waiver of any of the Company’s rights thereunder.

The Merger Agreement contains certain termination rights for the Company and Parent, and further provides that, upon termination of the Merger Agreement under certain specified circumstances, the Company will be obliged to pay Parent a termination fee of $3.5 million, and up to $1.0 million in documented expenses of Parent and Purchaser.

This summary of the principal terms of the Merger Agreement and the copy of the Merger Agreement filed as an exhibit to this Form 8-K are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the Securities and Exchange Commission. In particular, the Merger Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company. The foregoing description of the Offer, Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference.

A copy of the Merger Agreement is provided with this report solely to inform investors of its terms. The Merger Agreement contains representations and warranties by the Company, on the one hand, and by Parent and Purchaser, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by certain disclosures not contained in the Merger Agreement that modify, qualify and create exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders or may have been used for the purpose of allocating risk between the Company, on the one hand, and Parent and Purchaser, on the other hand. Accordingly, investors should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company, Parent or Purchaser at the time they were made or otherwise.

Item 3.01 Unregistered Sales of Equity Securities.

In connection with the Company’s entry into the Merger Agreement, the Company granted to Purchaser the Top-Up option, which under certain circumstances would permit Purchaser to purchase, at a price per share equal to the Offer Price, up to a number of newly issued, fully paid and nonassessable shares of Common Stock that, when added to the number of shares of Common Stock owned by Parent, Purchaser or their respective affiliates at the time of the closing of the purchase of Top-Up Shares (after giving effect to the closing of the Offer), shall constitute one share more than 90% (determined on a fully diluted basis) of the shares of the Common Stock outstanding immediately after the issuance of the Top-Up Shares; provided, however, that the Top-Up shall not be exercisable (i) if any law or judgment then in effect shall prohibit the exercise of the Top-Up option or the delivery of the Top-Up Shares and (ii) unless Parent or Purchaser has accepted for payment all shares of the Common Stock validly tendered in the Offer and not withdrawn.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 15, 2011, the Company entered into amendments to the employment agreements with Messrs. Christopher J. Artinian, Ronald M. DiNella and Roger J. Drake (the “Employment Agreement Amendments”), which will add or modify certain terms of their existing agreements. The Employment Agreement Amendments, among other things, provide that if such executives are terminated without cause or resign for good reason in the fiscal year following the fiscal year for which an annual bonus was earned but prior to the date such annual bonus is paid by the Company, then the executives shall be entitled to the payment of such earned annual bonus.

A copy of the form of the Employment Agreement Amendment is filed herewith as Exhibit 10.1 and is incorporated by reference herein. The foregoing description of the individual and collective terms of the Employment Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such exhibit.

On December 15, 2011, the Company entered into amendments to the transaction bonus agreements with Messrs. Christopher J. Artinian, Ronald M. DiNella, Roger J. Drake and Scott D. Levin (the “Transaction Bonus Amendments”), which will add or modify certain terms of their existing agreements. The Transaction Bonus Amendments, among other things, (i) reorder the reduction of any “parachute payments,” as such term is defined in Section 280G (“Section 280G”) of the Internal Revenue Code of 1986, as amended, and (ii) extend the outside closing date by which a transaction must occur to March 31, 2013.

A copy of the form of the Transaction Bonus Amendment is filed herewith as Exhibit 10.2 and is incorporated by reference herein. The foregoing description of the individual and collective terms of the Transaction Bonus Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such exhibit.

On December 15, 2011, the Company entered into an amendment to the change of control termination protection agreement with Mr. Levin (the “Termination Protection Amendment”). The Termination Protection Amendment, among other things, (i) reorders the reduction of any “parachute payments,” as such term is defined in Section 280G and (ii) clarifies that if Mr. Levin is terminated in a fiscal year following a fiscal year for which an annual bonus was earned but prior to the date such annual bonus is paid by the Company, then the executive shall be entitled to the payment of such earned annual bonus.

A copy of the Termination Protection Amendment is filed herewith as Exhibit 10.3 and is incorporated by reference herein. The foregoing description of the terms of the Termination Protection Amendment do not purport to be complete and is qualified in its entirety by reference to the full text of such exhibit.

Item 8.01. Other Events

Concurrently with the execution of the Merger Agreement, Castle Harlan Partners III, L.P. entered into a Stockholder Support Agreement (the “Support Agreement”) with the Parent and Purchaser pursuant to which such stockholder agreed, among other things, to tender shares of Common Stock held by it in the Offer and to vote in favor of the Merger, upon the terms and subject to the conditions of such agreements. The shares subject to the Support Agreement comprise approximately 27.7% of the Company’s outstanding shares of Common Stock. The Support Agreement will terminate upon certain circumstances, including upon termination of the Merger Agreement.

On December 15, 2011, the Company issued a press release, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference, announcing the execution of the Merger Agreement.

Important Additional Information Will Be Filed with the Securities and Exchange Commission

This current report is not an offer to purchase or a solicitation of an offer to sell any securities of the Company. The Offer has not yet been commenced. Upon commencement of the Offer, Parent and Purchaser will file a Tender Offer Statement on Schedule TO containing an offer to purchase and related materials, and the Company will mail to the Company’s stockholders a solicitation/recommendation statement with respect to the Offer on Schedule 14D-9. The Company’s stockholders are urged to read these materials carefully when they become available since they will contain important information, including the terms and conditions of the Offer. The Company’s stockholders may obtain a free copy of these materials (when available) and other documents filed by Parent, Purchaser or the Company with the SEC at the website maintained by the SEC at www.sec.gov. The offer to purchase and related materials, the solicitation/recommendation statement, the Schedule TO, and the Schedule 14D-9 may also be obtained (when available) for free by contacting MacKenzie Partners, Inc., the information agent for the Offer, at (212) 929-5500 or toll-free at (800) 322-2885.

Forward-Looking Statements

Certain statements contained herein constitute forward-looking statements. These statements are not guarantees of future performance or assurances of an expected course of action, and therefore, readers should not put undue reliance upon them. Some of the statements that are forward-looking include statements of belief or intent predicated on the Company’s expectations for future revenues and strategic opportunities. There are a large number of factors that can cause the Company to deviate from plans or to fall short of expectations. As to the forward-looking matters contained in this release, factors that can cause such changes include our ability to respond timely and in accordance with the laws applicable to the Company and its board of directors. The Company’s business as a whole is subject to a number of risks, and to the extent those risks are known to be material, they have been listed and discussed in the Company’s annual report on Form 10-K for the fiscal year ended January 2, 2011, and quarterly and current reports on Form 10-Q and 8-K. Please note that forward-looking statements are current as of today. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

(d)	Exhibits

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated December 15, 2011, by and among the Company, Parent, Purchaser, CJAC and FEI

10.1	Form of Employment Agreement Amendment

10.2	Form of Transaction Bonus Amendment

10.3	Change of Control Termination Protection Agreement Amendment, dated as of December 15, 2011, between the Company and Scott D. Levin

99.1	Press Release, issued by the Company, dated December 16, 2011 (incorporated by reference to the Schedule 14D-9C filed with the SEC on December 16, 2011)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Morton’s Restaurant Group, Inc.

Date: December 19, 2011	/S/ RONALD M. DINELLA
Ronald M. DiNella
Senior Vice President, Chief Financial Officer And Treasurer

Exhibit Index

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated December 15, 2011, by and among the Company, Parent, Purchaser, CJAC and FEI

10.1	Form of Employment Agreement Amendment

10.2	Form of Transaction Bonus Amendment

10.3	Change of Control Termination Protection Agreement Amendment, dated as of December 15, 2011, between the Company and Scott D. Levin

99.1	Press Release, issued by the Company, dated December 16, 2011 (incorporated by reference to the Schedule 14D-9C filed with the SEC on December 16, 2011)